UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2006
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington,
District of Columbia	20016

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	202-752-7000
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Not Applicable

Former name or former address, if changed since last report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
      General
      On February 8, 2006, Fannie Mae determined the 2006 salaries, the 2005 performance year cash bonuses and the 2005 performance year variable long-term incentive awards for its executive officers. In accordance with Fannie Mae's capital restoration plan, as agreed to with its regulator, the Office of Federal Housing Enterprise Oversight (OFHEO), all of the non-salary compensation decisions for each of Fannie Mae’s “OFHEO-designated executive officers” (which is a larger group of executive officers than those Fannie Mae has determined are “named executive officers” under the rules of the Securities and Exchange Commission) require OFHEO’s approval. Fannie Mae has received the required approval from OFHEO.
      Compensation of the executive officers of Fannie Mae is determined annually and generally consists of three components: (i) salary, (ii) cash bonuses, and (iii) variable long-term incentive awards. In determining compensation for the 2005 performance year, the Compensation Committee and the Board focused on Fannie Mae’s performance against the corporate performance goals that the Board had established in March 2005 and the importance for the shareholders of the company’s ability to recruit, retain and maintain experienced and effective senior management as Fannie Mae works to complete the restatement of its financial statements, implement its agreements with OFHEO and manage its business. The Compensation Committee, with input from other Board committees, evaluated corporate performance in 2005 against the previously established corporate performance goals, which related to (1) Fannie Mae’s affordable housing mission, (2) progress on the restatement of prior period financial statements, (3) implementation of Fannie Mae’s September 27, 2004 agreement with OFHEO, as amended and supplemented, and (4) design and implementation of a company culture promoting respectful, appropriate and productive relationships with Fannie Mae’s key stakeholders and with its lenders, partners and regulators. The compensation decisions for Fannie Mae’s senior management presented in this Form 8-K reflect the assessment of the Board and the Compensation Committee of the company’s performance in 2005 against these goals and individual performance of the officers. The components of this compensation also reflect the philosophy of the Board and the Compensation Committee that the portion of compensation that is based on Fannie Mae common stock and subject to a multi-year vesting schedule should be greater for more senior members of management, in order to align closely the interests of Fannie Mae’s executive officers with company performance and the interests of the shareholders.
      These compensation decisions of the Board and the Compensation Committee are consistent with, and continue, the change in compensation philosophy that the Board and the Compensation Committee adopted in 2005. This change in approach includes the decision to measure management’s performance against a broad set of corporate objectives rather than focusing exclusively on a single financial measure. It also includes a decision to continue targeting total compensation for senior management at the 50th percentile of companies in Fannie Mae’s standard comparison group (which consists of companies that are comparable to Fannie Mae in terms of factors such as asset size, lines of business, and market capitalization), a decrease from the 65th percentile target used prior to 2005. In addition, the Compensation Committee and the Board continued to defer the determination of awards of shares under Fannie Mae’s performance share program. (Performance shares, as described in more detail below, are long-term incentive awards that compensate senior management for meeting performance objectives over a three-year period, or award cycle.)
      The following table sets forth, opposite the name and title of each of the named executive officers of Fannie Mae, (i) the 2006 annual base salary for that officer, (ii) the annual cash bonus for the 2005 performance year for that officer, and (iii) the amount of deferred cash and the value of the restricted shares payable to that officer for the 2005 performance year, subject to a vesting period applicable to both the cash and restricted share components. More detailed information about the terms of the compensation and the manner in which the Compensation Committee and the Board review and determine compensation for senior management is set forth following the table.

			2005 Variable Long-Term Incentive Awards
Name and Title(1)	2006 Salary	2005 Cash Bonus	Cash(2)	Value of Restricted Shares(2)(3)
Daniel H. Mudd
President and Chief Executive
Officer	$950,000	$2,591,875	$-0-	$8,000,000
Robert J. Levin
Executive Vice President and Chief
Business Officer	$750,000	$1,815,000	$2,103,750	$4,271,250
Michael J. Williams
Executive Vice President and Chief
Operating Officer	$650,000	$1,358,500	$1,656,270	$3,362,730
Peter S. Niculescu
Executive Vice President —
Mortgage Portfolio Business	$539,977	$909,434	$885,720	$1,798,280
Julie St. John
Executive Vice President and Chief
Information Officer	$529,642	$744,083	$582,780	$1,183,220

(1)	Fannie Mae has determined that its named executive officers are the President and Chief Executive Officer and the four executive officers of Fannie Mae, other than the President and Chief Executive Officer, who were serving as executive officers as of December 31, 2005 and who received the highest compensation for 2004.

(2)	Vests at the rate of 25% per year, beginning in January 2007.

(3)	The number of shares of restricted stock issuable to each of the named executive officers, which will not be determined until Fannie Mae has filed the Form 12b-25 relating to its Form 10-K for the year ended December 31, 2005, will equal the dollar amount set forth opposite that officer’s name divided by the greater of (i) the average of the high and the low sales prices of Fannie Mae common stock on February 8, 2005; and (ii) the average of the average of the high and the low sales prices of Fannie Mae common stock on each of the five trading days beginning on the third trading day after Fannie Mae files that Form 12b-25.
      Background
      The Board of Directors of Fannie Mae determines compensation for each of its named executive officers and for all executive vice presidents even if they are not named executive officers. Only the independent members of the Board determine the compensation of the President and Chief Executive Officer. The Compensation Committee makes the compensation determinations for the other OFHEO-designated executive officers.

      In determining compensation for the company’s named executive officers and other members of senior management, the goal of the Compensation Committee and the Board is to ensure, as required under the Fannie Mae Charter Act, that Fannie Mae’s compensation is reasonable and comparable with the compensation of executives in other similar businesses that involve similar duties and responsibilities. For salaries during 2006 and cash bonuses and long-term incentive awards for 2005, the Compensation Committee and the Board targeted total compensation at approximately the 50th percentile of companies in Fannie Mae’s standard comparison group, which consists of companies that are comparable to Fannie Mae in terms of factors such as asset size, lines of business and market capitalization. The company’s previous philosophy had been to target total compensation at approximately the 65th percentile of companies in the standard comparison group. In making these compensation determinations, the Compensation Committee and the Board also considered actual 2004 total compensation figures for chief executive officers in Fannie Mae’s standard comparison group as well as estimates of their 2005 compensation. These estimates were provided by Johnson Associates, a nationally recognized executive compensation consulting firm retained to assist in this comparability analysis. In addition, the Compensation Committee retained Roger Brossy of Semler Brossy Consulting Group, LLC, to act as an independent advisor with regard to compensation decisions, including those relating to the compensation of Mr. Mudd. Based on information provided by Semler Brossy, the Compensation Committee considered compensation scenarios for Mr. Mudd, taking into account Mr. Mudd’s outstanding stock options, restricted shares, and performance share balances; the existing severance arrangements with Mr. Mudd; and the other benefits (such as life insurance, pension plan participation and health benefits) available to Mr. Mudd under the terms of his employment.
      For the other named executive officers, the Compensation Committee previously had reviewed information relating to median cash compensation for senior management of companies within Fannie Mae’s standard comparison group in 2005 and considered this information, along with evaluations of the performance of the individual named executive officer, in recommending to the Board the salaries for 2006, the cash bonuses to be paid under the Annual Incentive Plan (described below) for the 2005 performance year and the variable long-term incentive awards for the 2005 performance year.
      Salary
      As previously disclosed, in November 2005, in connection with their appointments to their current positions, the salaries were established for Daniel H. Mudd, President and Chief Executive Officer, Michael J. Williams, Executive Vice President and Chief Operating Officer, and Robert J. Levin, Executive Vice President and Chief Business Officer. Based on the recommendation of the Compensation Committee, none of these three executive officers received any increase in base salary for 2006. Also based on the recommendation of the Compensation Committee, the Board established the base salaries for Fannie Mae's other named executive officers.
      Cash Bonuses
      The cash bonuses for the named executive officers are set each year in accordance with Fannie Mae’s Annual Incentive Plan. Fannie Mae's Annual Incentive Plan governs the payment of annual cash incentive awards (i.e., cash bonuses) to Fannie Mae’s executive officers and other management-level employees. Pursuant to the terms of the plan, on March 10, 2005 the Board approved the four corporate performance goals for 2005 that are described in the “General” section and bonus award targets for the executive officers and management-level employees. The Compensation Committee, with input from other Board committees, evaluated corporate performance against the goals, including what it determined to be the appropriate weighting of the goals at that time, and determined that it was appropriate to fund the bonus pool. The Board (and, in the case of the President and Chief Executive Officer, the independent members of the Board) then determined, based on the recommendation of the Compensation Committee, the individual bonus amounts for each named executive officer.
      Variable Long-Term Incentive Awards
      Variable long-term incentive compensation awards are awards that vest over a period of years. Fannie Mae believes that providing a portion of senior management compensation through variable long-term incentive awards that have a multi-year vesting schedule and that are based in large part on Fannie Mae common stock tends to align the interests of its senior management with those of other Fannie Mae stockholders, reinforcing their shared interests in company performance.

      Grants of Restricted Stock.   Consistent with this compensation philosophy, on February 8, 2006, the Board determined, based on the recommendation of the Compensation Committee, that any variable long-term incentive awards to Fannie Mae’s named executive officers should be made primarily (and, in the case of the President and Chief Executive Officer, entirely) in the form of restricted shares of Fannie Mae common stock that would vest at the rate of 25% per year, beginning in January of 2007. The President and Chief Executive Officer received 100% of his variable long-term award in restricted shares. The named executive officers other than the President and Chief Executive Officer received 67% of their variable long-term awards in restricted shares and 33% in deferred cash. The deferred cash portion of each award also will vest and be paid at the rate of 25% per year beginning in January 2007. Vesting of the restricted shares and cash is contingent on the executive’s continued employment with Fannie Mae, subject to accelerated vesting as a result of death, disability, retirement or, under specified circumstances , a negotiated separation from Fannie Mae.
      Performance Share Program.   As previously discussed, in January 2005, the Compensation Committee and the Board determined that Fannie Mae would not deliver shares under the performance share program due to the lack of reliable financial information for prior fiscal years. In January 2006, the Compensation Committee and the Board continued to defer the determination of awards of shares under Fannie Mae’s performance share program.
      Performance shares are long-term incentive awards that compensate senior management for meeting performance objectives over a three-year period, or award cycle. At the beginning of each year, the Compensation Committee establishes designated award cycles of three years. At the Compensation Committee’s request, the Board then establishes corporate performance objectives for the award cycle, which is the period ending three years later. Accordingly, in 2003, the Board established corporate performance objectives for awards under the performance share program relating to the three-year period ending December 31, 2005. These objectives related to both financial goals (based on the growth in core business earnings) and non-financial goals, equally weighted. Under the performance share program, the Compensation Committee normally would have determined Fannie Mae’s performance against the objectives in January 2006, and then would have finally determined the number of shares of common stock to be awarded to each senior management participant in the program. Those shares then would have been paid in two installments, one-half in January 2006, and one-half in January 2007. Because Fannie Mae does not have reliable financial data for all years within the award cycle , however, the Compensation Committee and the Board decided not to determine awards under the performance share program for the three-year performance share cycle that ended in December 2005 at this time. As previously disclosed, the Compensation Committee and the Board also determined not to take action either on the three-year performance share cycle that ended in December 2004 or on the payment of the second installment of shares for the performance share cycle that ended in December 2003 (the first installment of which was paid in January 2004). In the future, the Compensation Committee and the Board will review the performance share program and determine the appropriate approach for settling its obligations with respect to the existing unpaid performance share cycles.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION
By	/s/ G. Scott Lesmes
G. Scott Lesmes
Senior Vice President and Deputy General Counsel

Date: February 8, 2006